Exhibit 99.1
Amedica Enhances Valeo II™ Product Family with the Addition of Its Second Generation Cervical System
Valeo II C Interbody Further Improves Imaging and Fusion Assessment Capabilities

SALT LAKE CITY, January 25, 2016 - Amedica Corporation (Nasdaq:AMDA), a company that develops and commercializes silicon nitride ceramics as a biomaterial platform, is pleased to announce the release of its Valeo II™ C interbody fusion device system. The second generation cervical system will be commercially available mid-February 2016.

The Valeo II C interbody fusion device, made entirely of Amedica’s micro composite silicon nitride biomaterial, offers a slim-profile design which improves intraoperative visibility for more exact placement and postoperative visibility, providing better assessment of successful fusion. The new design also includes directional teeth to resist expulsion, an anterior thread connection for improved inserter stability, and a 14x12mm footprint size for smaller patients. Accompanying the revised implants are new consolidated, single-level instrumentation sets with improved ergonomics and ease of use.

“As I began using the second generation Amedica silicon nitride cervical interbody in my first few cases, it become very evident to me the ease of use this system offers, as well as the clinical benefits my patients were experiencing over allograft,” said Dr. David M. Jones, MD, Piedmont Neurosurgery and Spine, Hickory, NC. “The new innovative design coupled with this unique biomaterial can revolutionize spinal fusion procedures, and ensure a level of inter-operative and post-operative accuracy that is unparalleled today.”

"We are very excited to supplement this innovative product line with an additional second generation interbody offering," said Dr. Sonny Bal, Chairman and CEO of Amedica Corporation. “Because of silicon nitride’s unique imaging and osteointegration properties and the improved design, surgeons are able to assess fusion more effectively and earlier in the healing process. The feedback received from our limited release has been extremely positive and very encouraging for our vision of the widespread adoption of silicon nitride as the ideal material for spine fusion."

The Valeo II C interbody fusion device is made of micro composite silicon nitride biomaterial, which offers a favorable environment for bone growth and osteointegration, when compared to competitive PEEK and titanium offerings. Valeo II silicon nitride interbody fusion devices are also semi-radiolucent with clearly visible boundaries in x-rays and produce no artifacts under MRI or CT scans. The combination of these properties is found only in Amedica's silicon nitride biomaterial technology.

The Valeo C family of products is the first to receive FDA clearance for two-level cervical interbody cage indications. Valeo cervical fusion devices are indicated for use in skeletally mature patients with degenerative disc disease at one disc level or two contiguous levels and are designed for use with autograft or allograft to facilitate fusion. Additional information about Amedica's complete line of products can be found at www.amedica.com.

About Amedica Corporation

Amedica is focused on the development and application of interbody implants manufactured with medical-grade silicon nitride ceramic. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for hip and knee arthroplasty as well as dental applications. The Company’s products are manufactured in its ISO 13485 certified manufacturing facility and through its partnership with Kyocera, one of the world's largest ceramic manufacturers. Amedica's spine products are FDA-cleared, CE-marked, and are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its growing OEM and private label partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include, but are not limited to, the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica's future performance, business operations and acceptance of its technology platform. Statements relating to Amedica's market opportunities, growth, future products, market acceptance of its products, sales and financial results and similar statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica's Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2015, and in Amedica's other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contacts:
Mike Houston
VP, Commercialization
801-839-3534
IR@amedica.com

Robert Haag
IRTH Communications
866-976-4784
amda@irthcommunications.com